Exhibit 14.5
Consent of Sundance Ventures
Exhibit To
Form 20-F

March 7, 2007

Silver Standard Resources Inc.
Suite 1180, 999 West Hastings Street
Vancouver, BC
Canada V6C 2W2

Dear Sirs:

Re:	Reports on the Challocollo Project, Chile and San Marcial Project, Mexico.

Sundance Ventures:

•
has reviewed the summary of the estimate of resources at the Challocollo Project in Chile and San Marcial Project in Mexico included in the Form 20-F for the year ended December 31, 2006 of Silver Standard Resources Inc. (“Silver Standard”) to be filed with the Securities and Exchange Commission in the United States and with the Canadian Securities Administrators in Canada;

•	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Challocollo Project in Chile and San Marcial Project in Mexico;

•	consents to being referenced in the Form 20-F for the year ended December 31, 2006 of Silver Standard; and

•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2006 of Silver Standard.

Yours Sincerely,

Sundance Ventures

/s/ C.S. Wallis
C.S. Wallis P. Geo.